Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

April 19, 2008

To the Board of Directors of
Granto, Inc.
Pasig City, the Philippines

To Whom It May Concern:

Consent of Accountant

Maddox Ungar Silberstein, PLLC, hereby consents to the use in the Form S-1, Registration Statement under the Securities Act of 1933 of our report dated April 19, 2008, relating to the financial statements of Granto, Inc., a Nevada Corporation, for the period ending March 31, 2008.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC
Maddox Ungar Silberstein, PLLC